                                 June 17, 1997


Pan Pacific Retail Properties, Inc.
1631-B South Melrose Drive
Vista, California 92083
Attn: Stuart Tanz

              Re:  Commitment to Provide $150 Million
                   Unsecured Credit Facility
                   ----------------------------------

Ladies and Gentlemen:

              Bank of America National Trust & Savings Association ("BOFA") is pleased to offer its commitment (a) to be the agent (in such capacity, the "AGENT") for a $150,000,000 credit facility (the "CREDIT FACILITY") to Pan Pacific Retail Properties, Inc., a Maryland corporation (the "BORROWER"), such Credit Facility to be established for the purpose of providing short term funding of retail shopping center acquisitions and working capital needs, (b) to underwrite fully the Credit Facility, and (c) to act as arranger for the Credit Facility, and to form a syndicate of financial institutions (collectively with BofA, the "Lenders") acceptable to you and the Agent for the Credit Facility. The commitments set forth in this paragraph are subject to the terms and conditions of this letter, the Summary of Additional Terms and Conditions attached hereto as Schedule I and incorporated herein by this reference and the Fee Letter described below (collectively, the "CREDIT FACILITY TERMS AND CONDITIONS").

              The foregoing commitments are further subject to satisfaction, in a manner acceptable to BofA in its sole and absolute discretion, of the following conditions precedent: (a) each of the conditions specified in the Credit Facility Terms and Conditions, (b) execution of a fee letter ("FEE LETTER") by and between you and BofA prior to or concurrently with the acceptance of this letter, (c) negotiation, execution and delivery of definitive documentation (collectively, the "CREDIT DOCUMENTS") with respect to the Credit Facility which fully set forth the Credit Facility Terms and Conditions and such additional terms and conditions as BofA determines are customary or appropriate for these types of credit facilities or which BofA shall otherwise require, (d) the absence of any material and adverse change in the business, condition or prospects of the Borrower, or in any laws or governmental regulations

Pan Pacific Retail Properties, Inc.
June 17, 1997
Page 2



which are relevant to the transactions contemplated, and (e) the absence of any material adverse change in the market for syndicated bank credit facilities, and the absence of any material disruption of, or a material adverse change in, financial, banking or capital market conditions, in each case as determined by BofA in its sole discretion.

              Furthermore, the commitments of BofA hereunder are subject to the completion by BofA if its due diligence with respect to the formation of the Borrower, the business plan for, and future operations of, the Borrower, and such other matters as BofA deems appropriate, and BofA's determination that the same as completed or proposed are acceptable to BofA.

              You agree to assist BofA actively in achieving a syndication of the Credit Facility that is satisfactory to BofA and you. Syndication of the Credit Facility will be accomplished by a variety of means, including direct contact during the syndication between your senior management and advisors and the proposed Lenders. To assist BofA in the syndication efforts, you hereby agree to (a) provide and cause your advisors to provide to BofA and the other Lenders and prospective Lenders upon request with all information reasonably deemed necessary by BofA to complete syndication, (b) assist BofA upon its reasonable request in the preparation of an Information Memorandum to be used in connection with the syndication of the Credit Facility, and (c) otherwise assist BofA in its syndication efforts, including by making available your officers and advisors from time to time to attend and make presentations regarding the business and prospects of the Borrower and its subsidiaries, as appropriate, which may include a meeting or meetings of prospective Lenders.

              You understand and agree that BofA, after consultation with you, will manage and control all aspects of the syndication, including decisions as to the selection of proposed Lenders and any titles offered to proposed Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders. You further understand that no Lender participating in the Credit Facility will receive compensation from you outside of the Credit Facility Terms and Conditions in order to obtain its commitment. You also understand and agree that the amount and distribution of any fees among the Lenders will be at the sole discretion of BofA and that any syndication prior to execution of the Credit Documents will reduce

Pan Pacific Retail Properties, Inc.
June 17, 1997
Page 3



the commitment of BofA.

              By accepting this letter, you agree that you shall pay on demand all reasonable costs and expenses of BofA (including reasonable legal fees and disbursements and the allocated costs of internal counsel) in connection with the preparation of this letter, the Schedule attached hereto and the Fee Letter, the preparation and negotiation of the Credit Documents and the syndication of the Credit Facility, regardless of whether the transactions contemplated by the Credit Facility Terms and Conditions are actually consummated. In addition, you agree to defend and indemnify BofA and its officers, directors, attorneys and agents (each, an "INDEMNIFIED PERSON") against all losses, claims, damages, liabilities and expenses which may be incurred by or asserted against any of them in connection with the transactions contemplated by this letter and the Credit Facility Terms and Conditions, and for reasonable legal and other expenses incurred in investigating, defending or participating in such loss, claim, damage, liability, or action or other proceeding whether commenced or threatened, or in any way relating to the extension of the financing contemplated by this letter and the Credit Facility Terms and Conditions or for any use or intended use of any of the proceeds thereof, except to the extent any such loss, claim, damage or liability results from the gross negligence or willful misconduct of an Indemnified Person. The provisions of this paragraph shall remain in full force and effect regardless of whether Credit Documents are executed and delivered and notwithstanding the termination of this letter or the commitments of BofA hereunder.

              Neither this offer nor the undertaking and commitment contained herein may be relied upon by any person or entity other than the Borrower. This letter and the Credit Facility Terms and Conditions shall not be disclosed to any party who is a potential provider of a competing credit facility, and their existence shall not be referred to in any written or verbal communication to any such party, prior to your acceptance of the commitments herein.

              This letter shall be governed by, and construed in accordance with the laws of the State of California. This letter is not assignable by you, and may not be amended or modified without the prior written consent of BofA. This letter supersedes and replaces any and all proposals or commitment letters previously delivered by BofA

Pan Pacific Retail Properties, Inc.
June 17, 1997
Page 4



to you relating to the Credit Facility. As used in this letter and in the attached Schedule I, the term "INCLUDING" means "including, but not limited to," and the term "INCLUDE(S)" means "include(s), without limitation."

              The commitments contained in this letter will expire at 5:00 p.m., Pacific Time, on June 20, 1997 unless you execute this letter in the space provided below and return it to BofA prior to that time along with any fees payable concurrently with the delivery of this letter in accordance with the Fee Letter, whereupon this letter shall become a binding agreement. Thereafter, this undertaking and commitment will expire at 5:00 p.m., Pacific Time, on August 29, 1997 unless all conditions precedent set forth herein are satisfied, and the Credit Documents are executed and delivered, and the transactions contemplated by the Credit Terms and Conditions have been consummated, prior to that time.

              Please acknowledge your agreement with the foregoing by signing the enclosed copy of this letter and returning it to the undersigned. We look forward to working with you on this transaction.


                                       Sincerely,

                                        BANK OF AMERICA NATIONAL TRUST &
                                        SAVINGS ASSOCIATION


                                        By:
                                           -----------------------------------


ACCEPTED AND AGREED:

Dated: June   , 1997

PAN PACIFIC RETAIL PROPERTIES, INC.,
a Maryland corporation

Pan Pacific Retail Properties, Inc.
June 17, 1997
Page 5


By:
   ---------------------------------

   ---------------------------------
        [Printed Name and Title]


By:
   ---------------------------------

   ---------------------------------
        [Printed Name and Title]

                                    SCHEDULE I

                    SUMMARY OF ADDITIONAL TERMS AND CONDITIONS

                                  CONFIDENTIAL


 I.  PARTIES

     BORROWER:         Pan Pacific Retail Properties, Inc., a Maryland
                       corporation ("BORROWER"), operating as a
                       California-based real estate investment trust.

     ARRANGER:         Bank of America National Trust & Savings Association
                       ("BofA").

     ADMINISTRATIVE    BofA (the "AGENT").
     AGENT:

     LENDERS: A syndicate of lenders (the "LENDERS") acceptable to the Borrower and Agent.

II.  AMOUNT AND TERMS OF THE CREDIT FACILITY

     TYPE OF           Unsecured credit facility (the "CREDIT FACILITY").
     FACILITY:

     PURPOSE: To provide short-term funding for the acquisition of shopping centers and for working capital needs, including a sublimit for the issuance of letters of credit.

     COMMITMENT        Up to $150,000,000 (the "COMMITMENT AMOUNT"), subject to
     AMOUNT:           the limitations described below.

     AVAILABILITY:     Advances under the Credit Facility (the "ADVANCES") may
                       be made at any time from the closing date of the Credit
                       Facility (the "CLOSING DATE") to the second anniversary of the Closing Date (the "REVOLVER TERMINATION DATE"),


                                       SCHEDULE I -- Page 1
                       provided that the aggregate outstanding principal amount of all Advances shall not at any time exceed the lesser of the Commitment Amount and the least amount permitted under the availability limits described below.

     EXTENSION OF      One year prior to the Revolver Termination Date, the
     REVOLVER          Borrower may request a 1-year extension of the Revolver
     TERMINATION       Termination Date. The decision whether to grant such
     DATE:             extension shall be made by the Lenders in the exercise
                       of their sole and absolute discretion. Any such extension request, if granted, shall be subject to such terms and conditions as the Lenders, in their sole and absolute discretion, deem appropriate.

     TERM-OUT:         The outstanding balance under the Credit Facility as of
                       the Revolver Termination Date shall be repaid as follows:
                       20% of the outstanding principal balance shall be payable in twelve equal monthly payments, with the balance due at maturity.

     MATURITY:         The Credit Facility shall mature on the first anniversary
                       of the Revolver Termination Date (the "MATURITY DATE").

     LETTER OF CREDIT  A $10,000,000 sublimit for the purpose of issuing standby
     SUBLIMIT:         letters of credit ("LETTERS OF CREDIT") shall be
                       available under the Credit Facility. Issuance of Letters of Credit hereunder shall be subject to, among other things, the following:

                       (1) A per annum fee equal to 1.25% of the face amount of the issued Letter of Credit, payable quarterly in advance, plus additional processing fees as determined by Agent.

                       (2) Each Letter of Credit shall expire on the EARLIER of (a) 12 months after the date of its issuance, and (b) the date which is 60 days prior to the Maturity Date. No "evergreen" provisions shall be permitted.

                                       SCHEDULE I -- Page 2

                       (3) Undrawn amounts under issued and unexpired Letters of Credit shall be considered outstanding Advances for purposes of determining availability under the Credit Facility.

     AVAILABILITY      Availability under the Credit Facility shall be limited
     LIMITS:           to the LEAST of:

                       (1)  The Commitment Amount;

                       (2) The sum of: (a) an amount which would be fully amortized in 25 equal annual installments of principal and interest by 50% of the cumulative Net Operating Income (defined below) from properties constituting part of the Unencumbered Pool (defined below) which have been owned and held by Borrower for at least one full calendar quarter, assuming interest at a per annum rate equal to the greater of
                            (i) 2.5% per annum plus the Treasury Rate (defined below), or (ii) 9.0%, plus (b) an amount equal to 50% of the cumulative net purchase prices paid by Borrower for those properties constituting part of the Unencumbered Pool which have been owned and held by Borrower for less than one full calendar quarter (it being understood that a property may not be counted under both subparagraph (a) and subparagraph
                            (b) immediately above); or

                       (3) An amount equal to one-half of the aggregate Adjusted Current Value (defined below) of the Unencumbered Pool.

                       As used herein, "NET OPERATING INCOME" means, for any
                         property of the Borrower, as of any calendar quarter,
                         (a) the gross rental income of such property for the immediately preceding four consecutive calendar quarters, LESS (b) the aggregate amount of all actual operating expenses (excluding capital expenditures) for such property during such period, LESS (c) an imputed capital expenditures amount equal to 3.5% of the difference between (a) and (b) above. In the event the Agent has not received quarterly operating statements for each of the relevant 4 calendar quarters (whether because the Borrower has owned the property for less than 4 calendar quarters, or otherwise), the

                                       SCHEDULE I -- Page 3

                         Agent shall calculate Net Operating Income for such property on the basis of the actual quarterly operating statements which have been provided, subject to such adjustments as the Agent deems appropriate in its sole discretion. The Agent may, in its sole discretion, reduce the Net Operating Income for any property by the amount of rents attributable to any leases which are in default, which have terminated or are otherwise no longer in effect, as to which the tenant has not taken occupancy or is no longer in occupancy of the rented space, which contain any "go dark" or "cotenancy" provisions with respect to any other tenants in the applicable shopping center, or which are otherwise unacceptable to the Agent in its sole discretion.

                       As used herein, "ADJUSTED CURRENT VALUE" means (except as
                         specified below), for any property of the Borrower as of any calendar quarter, the Net Operating Income for such property as of such calendar quarter (determined as described above) divided by the capitalization rate ("CAP RATE") then in effect; PROVIDED, HOWEVER, that with respect to any property for which the Agent has not received quarterly operating statements for each of the relevant four calendar quarters (whether because the Borrower has owned the property for less than four calendar quarters, or otherwise), the term "Adjusted Current Value" shall mean the LESSER of (a) the Net Operating Income for such property as of the applicable calendar quarter divided by the Cap Rate then in effect, or (b) the original net purchase price of such property. The Cap Rate shall initially be established prior to the Closing Date by the Lenders based upon the Lenders' further due diligence with respect to the Borrower's properties. Thereafter, the Lenders shall have the right to change the Cap Rate on an annual basis, effective as of the anniversary of the Closing Date.

                       As used herein, "TREASURY RATE" means, as of any date of
                         determination, the yield to maturity of the most recently issued 10-year U.S. Treasury Security as quoted by the Telerate News Services on such date. If such date is not a


                             SCHEDULE I -- Page 4
                         business day, then the quote shall be obtained on the business day immediately preceding such date. If the Telerate News Services (a) publishes more than one such 10-year U.S. Treasury Security, the average of such yields shall apply, or (b) ceases to publish such yield, the Treasury Rate shall be determined from such substitute financial reporting service or source as the Agent in its sole discretion deems appropriate.

SUPPORT: The Credit Facility shall be supported by negative pledges on a pool of unencumbered retail shopping center properties (the "UNENCUMBERED POOL"). The Lenders, in the exercise of their sole and absolute discretion, shall determine which of Borrower's properties shall initially make up the Unencumbered Pool and whether any other property may be added to the Unencumbered Pool during the term of the Credit Facility. Without limiting the Lenders' discretion as to the choice of properties for the Unencumbered Pool, to be eligible for consideration a property must be free of all voluntary or involuntary liens (other than liens for current but not delinquent property taxes and assessments), must be well located, stabilized retail shopping center, must have a minimum 90% occupancy (of the center's gross leasable area), and must be owned in fee by the Borrower. Borrower may remove properties at any time from the Unencumbered Pool, provided that (a) Borrower shall concurrently reduce the outstanding amount of Advances (by repayment of Advances, termination of issued letters of credit, or both) to the extent necessary to comply with the availability limits described above, (b) in no event shall the Unencumbered Pool have less than three separate shopping centers, and (c) in no event shall the aggregate Adjusted Current Value of the properties in the Unencumbered Pool be less than $45,000,000.

PREPAYMENTS:           Mandatory prepayment shall be required to the extent
                         that, at any time, the aggregate amount of all outstanding Advances, including undrawn amount(s) on


                             SCHEDULE I -- Page 5
                         outstanding letters of credit, exceeds the least of the availability limits specified above. Advances bearing interest at the Reference-based Rate (as defined below) may be prepaid at any time. Advances bearing interest at the LIBOR Alternative (as defined below) may be prepaid at any time upon three business days' notice subject to payment of breakage fees. All optional prepayments shall be made in minimum amounts of $250,000 or in any amount in excess thereof.

                       The Borrower may elect to have all or a portion of the
                         outstanding Advances bear interest at the following rate(s) per annum:

                       (i) the rate pubicly announced from time to time by BofA
                         as its "Reference Rate" PLUS one-half of one percent (0.50%) (the "REFERENCE-BASED RATE"); or

                       (ii) the LIBOR Rate (defined below), grossed-up for
                         maximum reserve requirements, for the LIBOR borrowing period selected by Borrower, PLUS the Applicable Spread set forth below (the "LIBOR ALTERNATIVE"). Borrower may select LIBOR borrowing periods of 1, 2, 3, 6, 9, and 12 months (but in no event may any such period extend beyond the Maturity
                         Date), provided that the Borrower shall not be allowed more than five LIBOR contracts outstanding at any one time. Each portion of the outstanding principal amount under the Credit Facility which the Borrower elects to bear interest at the LIBOR Alternative shall be in a minimum amount of $1,000,000.

                       As used above, "LIBOR RATE" means the per annum rate of
                         interest, rounded upward, if necessary, to the nearest 1/16th of 1%, at which BofA's London Branch, London, England, would offer U.S. dollar deposits to major banks in the London U.S. dollar inter-bank market at approximately 11:00 a.m. London time, the first banking day after the Borrower's rate election, in amounts and for periods comparable to those requested by the Borrower.

                       For purposes of determining the LIBOR Alternative, the
                         Applicable Spread shall be determined based upon the Borrower's debt rating, as reported by Moody's and Standard & Poors, as follows:

                         Debt Rating       Applicable Spread
                         -----------       -----------------
                         Not Rated         1.50%
                         BBB-              1.25%
                         BBB (or better)   1.15%

                       In the event Moody's and Standard & Poors differ as to
                         the Borrower's debt rating classification, then the lower of the


                             SCHEDULE I -- Page 6
                         two ratings classifications (including a "not rated" classification) shall apply for the purposes of determining the Applicable Spread.

III. GENERAL PROVISIONS
     -----------------

    INTEREST AND FEE   Interest shall be payable monthly in arrears, provided
    PAYMENT DATES:       that any accrued and unpaid interest on outstanding
                         Advances bearing interest at the LIBOR Alternative as of the last day of LIBOR borrowing period applicable to such Advances shall be payable on such day.

                       All commitment and other fees will be payable in
                         accordance with the terms of the Fee Letter.

YIELD PROTECTION:      The Credit Documents will contain customary provisions
                         relating to increased costs, capital adequacy protection, withholding and other taxes, and illegality.

CONDITIONS
PRECEDENT:            The following conditions precedent to making Advances
                        be among those contained in the Credit Documents:

                      (1)   For the initial Advances:

                            (a)  Borrower shall have completed a public
                                 offering of its securities resulting in
                                 at least $120 million in net proceeds to the Borrower;

                            (b) All outstanding obligations owed to BofA (and/or any of its subsidiaries and affiliates) under those certain credit facilities previously provided to Pan
                                 Pacific Development Cheyenne Commons, Inc.,
                                 Tanasbourne Limited Partners, Pan Pacific
                                 (Canyon Ridge), Inc. and Sahara Pavillion
                                 South, Inc. shall have been fully repaid, and all of BofA's obligations under such credit facilities shall have been terminated.

                            (c)  Execution and delivery of the Credit
                                 Documents;


                             SCHEDULE I -- Page 7

                            (d)  Borrower shall have delivered (i) a
                                 certified copy of the resolutions of the board of directors for Borrower approving the execution and delivery of the Credit Documents, performance of Borrower's obligations thereunder and consummation of the transaction contemplated thereby; and
                                 (ii) a certificate of the Secretary or the Assistant Secretary of the Borrower certifying the names and true signatures of the officers of Borrower authorized to execute and deliver the Credit Documents;

                            (e) Delivery of legal opinions issued by counsel for the Borrower, in form and substance satisfactory to the Lenders, opining as to the due authorization, execution, delivery, enforceability and validity of the Credit Documents, and such other matters as the Agent or the Lenders shall require which are typical for credit facilities similar to the Credit Facility;

                            (f) A copy of the articles of incorporation for the Borrower, certified by its state of incorporation;

                            (g)  A copy of the by-laws of the Borrower
                                 certified by its Secretary or Assistant
                                 Secretary;

                            (h)  Good standing certificates from the
                                 Secretary of State of each state in which Borrower owns properties;

                            (i)  A certificate, in form and substance
                                 acceptable to the Agent, from the Chief
                                 Financial Officier of the Borrower
                                 indicating compliance with all financial covenants in the Credit Documents as of the Closing Date; and

                            (j) All fees and expenses due and owing under this letter and Fee Letter shall have been paid.

                       (2)  For the initial Advances and all subsequent
                            Advances:

                            (a)  The accuracy of the representations and
                                 warranties under the Credit Documents;


                             SCHEDULE I -- Page 8

                            (b)  The absence of any Event of Default (or
                                 event which, with notice, the passage of time or both, would become an Event of Default); and

                            (c) Satisfaction of such other conditions as are required by the Lenders and which are customary for credit facilities similar to the Credit Facility.

FINANCIAL COVENANTS:        The Borrower's financial covenants shall include
                            the following:

                            (1)  TANGIBLE NET WORTH. Minimum initial and
                                 continuing tangible net worth of at least
                                 240 million PLUS 75% of net proceeds from subsequent equity offerings following the initial public offering.

                            (2) DEBT SERVICE COVERAGE. The Borrower shall maintain a ratio of (a) EBITDA (adjusted for capital expenditures) to (b) Actual Debt Service of at least 2.0 to 1.0 "ACTUAL DEBT SERVICE" shall mean, for any period of determination, the aggregate amount of all principal, interest and other payments due during such period with respect to all indebtedness of the Borrower, plus the aggregate amount of all preferred dividends payable by Borrower during such period, less any principal "balloon" payments payable by Borrower during such period.

                            (3)  LEVERAGE RATIO. The ratio of (a) Total
                                 Liabilities to (b) the aggregate Adjusted
                                 Current Values for all of Borrower's real estate assets shall not exceed .50 to 1.0. The definition of "Total Liabilities" shall include current and long term liabilities (including contingent liabilities for undrawn amounts under outstanding letters of credit), the amount of the unconsolidated debt of Borrower's subsidiaries and the liabilities of any partnership or joint venture in which Borrower holds an interest for which Borrower could be found personally liable.

                            (4)  SECURED DEBT. The ration of (a) total
                                 secured debt to (b) the aggregate amount of the Adjusted Current Values for all of the Borrower's real estate assests shall not exceed .35 to 1.0.


                             SCHEDULE I -- Page 9

                            (5) UNENCUMBERED ASSETS. Borrower shall maintain a ratio of (a) total unencumbered real estate assets at Adjusted Current Values to (b) total unsecured debt of not less than
                                 2.0 to 1.0. In addition, Borrower shall maintain a ratio of (a) total unencumbered real estate at Adjusted Current Values to (b) total real estate at Adjusted Current Values of not less than .50 to 1.0.

                            (6)  DIVIDEND LIMITATION.  Borrower shall be
                                 subject to such dividend limitations as
                                 the Lenders, in their sole and absolute
                                 discretion, shall require, provided that such limitations shall not preclude Borrower from paying out the minimum amount of dividends necessary to maintain its status as a real estate investment trust under the Internal Revenue Code.

                             Where applicable, the foregoing financing covenants
                                 will be measured based upon GAAP (defined below) and the Borrower-prepared financial statements, provided that the information set forth in such financial statements shall be adjusted to use as the value for each of the Borrower's properties its Adjusted Current Value.

OTHER COVENANTS:            (1)  DEVELOPMENT LIMITATION. At no time shall the
                                 cost to complete construction of improvements
                                 (other than normal repair or rehabilitation work on existing shopping centers) on undeveloped or partially developed property exceed 10% of the aggregate Adjusted Current
                                 Values of all the Borrower's properties.

                            (2) MANAGEMENT. Prohibition on changes in key management (as determined by the Lenders) without the Lenders' prior written approval.

                            (3) REIT STATUS. The Borrower must at all times elect to be taxed as, and qualify as, a real estate investment trust.

                            (4) NO OTHER NEGATIVE PLEDGE. The Borrower shall not provide any other lender with a negative pledge covering any of the Borrower's unencumbered assets.

                            (5) FURTHER INVESTMENT LIMITATIONS. The Borrower shall not make loans, advances, equity contributions, or other investments or


                             SCHEDULE I -- Page 10
                        contributions to joint ventures, partnerships, limited liability companies or other entities in which the Borrower is a partner, member, or otherwise owns an interest, which exceed in the aggregate 15% of the Adjusted Current Values of all of the Borrower's properties.

                   (6) UNSECURED DEBT. The Borrower shall not incur any additional unsecured debt on terms less favorable (e.g., higher interest rates or fees) than under the Credit Facility.

REPORTING          The Borrower will be required to provide the Lenders with,
REQUIREMENTS:           among other things, the following:

                   (1) Within 120 days after the end of each fiscal year, a copy of the audited consolidated financial statements of the Borrower, accompanied by the unqualified opinion of a nationally-recognized independent certified public accounting firm.

                   (2) Within 60 days after the end of each fiscal quarter, internally prepared consolidated financial statements of the Borrower, certified by an appropriate officer of the Borrower.

                   (3) Within 30 days after the end of each fiscal quarter, an operating statement for each of the Borrower's properties covering such quarter, certified by an appropriate officer of the Borrower.

                   (4) Within 30 days after the end of each fiscal quarter, rent rolls, tenant sales performance data (to the extent provided by tenants to the Borrower) and leasing activity summaries covering such quarter for each of the properties in the Unencumbered Pool.

                   (5) As soon as available, but in any event within 60 days after the end of each calendar year, a three-year cash flow projection for the Borrower.

                   (6) Copies of all reports filed by the Borrower with the Securities Exchange Commission, including Forms 8K, 10-Q and 10-K, within five days of filing such report with the SEC.

                   (7) Such other information that the Lenders may reasonably request.


                             SCHEDULE I -- Page 11

                 All financial statements shall be prepared in accordance
                   with GAAP, consistently applied. As used herein, "GAAP" means, as of any date, generally accepted accounting principles set forth in the then current opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the then current statements and pronouncements of the Financial Accounting Standards Board (or agency with similar functions of comparable stature and authority within the United States accounting profession).

REPRESENTATIONS
AND WARRANTIES:  The Credit Documents shall contain such representations and warranties as are customary in credit facilities of a size and nature similar to the Credit Facility, and such additional representations and warranties as the Lenders deem appropriate to address any particular facts or circumstances arising in connection with this transaction.

INDEMNITIES:     The Borrower shall indemnify, defend and hold the Agent
                   and the Lenders (and their respective directors, officers, employees, attorneys and agents) harmless from and against any and all losses, liabilities, claims, damages, costs and expenses, including legal costs and expenses, suffered or incurred in connection with the financing contemplated hereby or the use or proposed use of the proceeds thereof. Such indemnity shall cover, among other things, environmental liability, withholding tax liability and other tax liability.

EVENTS OF
DEFAULT:         The Credit Documents shall contain such events of default
                   as are customarily found in credit agreements for financing transactions similar in size and nature to the Credit Facility, including (a) violation of covenants, (b) inaccuracy of representations and warranties, (c) insolvency,
                   (d) material adverse change in Borrower's financial condition, (e) change in control of the Borrower without the Lender's prior written approval, and (f) the occurrence of any default by the Borrower under any of its other


                             SCHEDULE I -- Page 12
                         indebtedness or obligations to any party.

EXPENSES:           The Borrower shall pay all reasonable costs and expenses
                         incurred by the Agent and Lenders in connection with the making, disbursement and administration of the Credit Facility, as well as any revisions, extensions, renewals or "workouts" of the Credit Facility, and in the exercise of any of the Agent's or the Lenders' rights or remedies under the Credit Documents. Such costs and expenses shall include the legal fees and expenses of the Agent's and the Lenders' counsel, including the allocated costs of in-house counsel.

ASSIGNMENTS AND     Each Lender will be permitted to sell all or any part of
PARTICIPATIONS:          its Advances or commitments without the consent of
                         Borrower.

                    Lenders will be permitted to sell participations with
                         limited voting rights, without the consent of the Borrower.

RECOURSE:           Full recourse to Borrower.

GOVERNING LAW:





















                             SCHEDULE I -- Page 13